UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

Napster, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Napster, Inc.
9044 Melrose Ave.
Los Angeles, CA 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 14, 2005, in connection with the formation and operation of Napster Japan, Inc., a Japan-based joint venture company (“Napster Japan”) for the purpose of operating the Napster online music service across digital distribution channels in Japan, Napster LLC (“Napster LLC”), a subsidiary of Napster, Inc. (the “Company”), entered into a Joint Venture Operating Agreement (the “Joint Venture Agreement”) with Tower Records Japan, Inc. (“Tower Japan”), Nikko Principal Investments Japan Ltd. (“NPI”) and Napster Japan, and a License Agreement with Tower Japan and Napster Japan (the “License Agreement”, and together with the Joint Venture Agreement, collectively, the “Agreements”). The execution by Napster LLC of the Memorandum of Understanding dated August 3, 2005 with Tower Japan (the “Memorandum of Understanding”) in connection with the Japan-based joint venture was previously described on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005. The Agreements and certain ancillary agreements supersede and replace in its entirety the Memorandum of Understanding.

Under the Joint Venture Agreement, Napster LLC will contribute 308,700,000 Japanese Yen to Napster Japan in exchange for a 31.5% ownership interest in Napster Japan. Other than pursuant to certain permitted transfers, the parties will be prohibited from transferring their interest in Napster Japan for a period expiring on the earlier of four (4) years from the incorporation of Napster Japan and the closing of a firmly underwritten public offering of Napster Japan’s shares. Additionally, Napster LLC will have certain veto rights and rights to appoint certain directors and officers. In connection with the joint venture, Tower Japan will support Napster Japan’s marketing and advertising activities and provide to Napster Japan certain content license procurement and back-offices services on a cost-plus basis. Tower Japan will also have debt and equity funding obligations to Napster Japan, including the establishment of an unsecured revolving loan facility. The parties will be prohibited from competing with Napster Japan within the territory of Japan for the term of the Joint Venture Agreement and, in certain instances, for one (1) year thereafter.

The Joint Venture Agreement is terminable in connection with certain events of default, including the breach by any party of the material terms of the Joint Venture Agreement or the failure by any party to meet capital contribution requirements. It also is terminable at the option of either Napster LLC or Tower Japan (the “Major Shareholders”) if Napster Japan fails to meet revenue milestones within 30 months of the launch of the Napster service in Japan. Additionally, each of the Major Shareholders (the “Non-Defaulting Party”) will have the option (the “Special Event of Default Option”) exercisable upon the occurrence of certain events of default committed by the other Major Shareholder (the “Defaulting Party”) to exercise all voting rights of the Defaulting Party under the Joint Venture Agreement. Upon the exercise of the Special Event of Default Option, the Non-Defaulting Party will no longer be bound by the non-competition and non-solicitation provisions of the Joint Venture Agreement. The Defaulting Party will remain bound by such provisions for the duration of the term and for one (1) year thereafter. The Joint Venture Agreement will automatically terminate one (1) year after the exercise by a Non-Defaulting Party of the Special Event of Default Option.

Under the License Agreement, Napster LLC will license certain intellectual property rights to Napster Japan, including platform technology and trademarks in exchange for royalties. The License Agreement is terminable upon certain events of default, including material uncured breaches by any party of the License Agreement.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to Item 1.01 of this Form 8-K, which is incorporated into this Item 1.02 by reference. As indicated in Item 1.01, the Agreements and certain ancillary agreements supersede and replace in its entirety the Memorandum of Understanding. A description of the material terms of the Memorandum of Understanding is contained on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005, which description is incorporated by reference in this Form 8-K.

_________________________________________.

The foregoing summary of the material terms of the Agreements is qualified in its entirety by reference to the full text of the Agreements, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005

Napster, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.
Name: William E. Growney, Jr.
Title: Secretary